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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 11, 2003

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)
One Kendall Square, Cambridge, Massachusetts 02139 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 252-7500

Item 5. Other Events and Required FD Disclosure.

        On September 11, 2003, Genzyme Corporation announced in a press release that the tender offer by Swift Starboard Corporation, a wholly-owned subsidiary of Genzyme Corporation, to purchase all the outstanding shares of common stock, par value $0.001 per share, including the associated preferred stock purchase rights (together, the "Shares"), of SangStat Medical Corporation at a purchase price of $22.50 per Share expired at 12:00 midnight (New York City time) on September 10, 2003. Based on information provided by the depositary for the tender offer, 23,613,646 Shares were tendered and not withdrawn. In addition, 2,495,614 Shares were tendered by receipt of notice of guaranteed delivery. Together, this represents approximately 98.2% of all outstanding Shares. Swift Starboard Corporation has accepted for payment the Shares that were validly tendered and not withdrawn. The full text of the press release referenced above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: September 11, 2003	By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Genzyme Corporation dated September 11, 2003.

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Item 5. Other Events and Required FD Disclosure.
SIGNATURE
INDEX TO EXHIBITS